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Exhibit 99.2

AQUILA, INC.

LETTER TO THE DEPOSITORY TRUST COMPANY PARTICIPANTS

Offer of Premium Upon
Conversion of up to an Aggregate of 13,800,000
Premium Income Equity SecuritiesSM ("PIESSM") (CUSIP 03840P 40 9)
Pursuant to the Premium Offer Prospectus dated June 2, 2005

THE PREMIUM OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 6, 2005 (THE "EXPIRATION DATE"), UNLESS THE PREMIUM OFFER IS EXTENDED OR EARLIER TERMINATED.

PIES TENDERED IN THE PREMIUM OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE (AS IT MAY BE EXTENDED). IN ADDITION, YOU MAY WITHDRAW ANY TENDERED PIES AFTER JULY 29, 2005, IF WE HAVE NOT ACCEPTED THEM FOR CONVERSION.

To Depository Trust Company Participants:

        We are enclosing herewith the documents listed below relating to the offer by Aquila, Inc., a Delaware corporation (the "Company"), to deliver a premium to holders of PIES, payable in shares of the Company's common stock, for each PIES validly tendered for conversion and accepted (the "Premium Offer") upon the terms and subject to the conditions set forth in the Company's Premium Offer Prospectus, dated June 2, 2005 (the "Premium Offer Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"). The premium will be in addition to the 8.0386 shares of the Company's common stock into which each PIES will convert in accordance with the terms of the PIES upon exercise of the optional conversion right by a holder of PIES. The additional number of shares of the Company's common stock that you will receive as a premium will be fixed after 5:00 p.m. New York City time on Friday, July 1, 2005, pursuant to the pricing formula set forth in the Premium Offer Prospectus, and announced prior to the opening of trading on Tuesday, July 5, 2005. The Premium Offer Ratio will be subject to a maximum of 9.8039 shares of common stock per PIES. Certain terms used but not defined herein have the meanings ascribed to them in the Premium Offer Prospectus.

        The Company is requesting that you contact your clients for whom you hold PIES through your account with The Depository Trust Company ("DTC") regarding the Premium Offer. For your information and for forwarding to your clients for whom you hold PIES through your DTC account, enclosed herewith are copies of the following documents:

  1.
  Premium Offer Prospectus;

  2.
  Letter of Transmittal (together with accompanying Substitute Form W-9 and related Guidelines); and

  3.
  Letter that may be sent to your clients for whose accounts you hold PIES through your DTC account, which contains a form that may be sent from your clients to you with such clients' instruction with regard to the Premium Offer.

        We urge you to contact your clients promptly. Please note that the Premium Offer will expire on the Expiration Date, unless extended or earlier terminated. The Premium Offer is subject to certain conditions. Please see the section of the Premium Offer Prospectus entitled "The Premium Offer—Conditions to the Premium Offer."

        To participate in the Premium Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or agent's message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the exchange agent, and the book-entry transfer procedures should be complied with, all in accordance with the instructions set forth in the Letter of Transmittal and the Premium Offer Prospectus.

        The Company will not pay any fee, commission or expense to any broker or dealer or to any other persons (other than the dealer manager, the exchange agent and the information agent) in connection with the solicitation of tenders of PIES pursuant to the Premium Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of PIES to the Company, except as otherwise provided in Instruction 6 of the enclosed Letter of Transmittal.

        Additional copies of the enclosed materials may be obtained from the information agent by calling The Altman Group, Inc. at (800) 461-9316.

Very truly yours,

AQUILA, INC.

"Premium Income Equity Securities" and "PIES" are service marks of Lehman Brothers Inc.

        NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE PREMIUM OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PREMIUM OFFER PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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AQUILA, INC. LETTER TO THE DEPOSITORY TRUST COMPANY PARTICIPANTS Offer of Premium Upon Conversion of up to an Aggregate of 13,800,000 Premium Income Equity SecuritiesSM ("PIESSM") (CUSIP 03840P 40 9) Pursuant to the Premium Offer Prospectus dated June 2, 2005